CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
Guinness Flight Investment Funds:


     We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement of Guinness Flight Investment Funds on Form N-1A (File No. 33-75340) of our report dated February 8, 1995, on our audit of the financial highlights for the period June 30, 1994 (commencement of operations) through December 31, 1994, for the Guinness Flight China and Hong Kong Fund and Guinness Flight Global Government Bond Fund.



                                                     /s/COOPERS & LYBRAND L.L.P.


Los Angeles, California
March 17, 1997